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                                                                    Exhibit 99.1

                          UNITED STATES DISTRICT COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

SPSS INC.                           )
                                    )
                    PLAINTIFF,      )
                                    )
V.                                  )   CIVIL ACTION
                                    )   NO. _____________________
NORMAN H. NIE AND C. HADLAI HULL,   )
                                    )
                    DEFENDANTS.     )

                       COMPLAINT FOR DECLARATORY JUDGMENT

     For its complaint, SPSS Inc. ("SPSS" or the "Company"), by and through its attorneys Mayer Brown LLP, alleges as follows:

                                   THE PARTIES

1. Plaintiff SPSS is a leading worldwide provider of predictive analytics software and solutions. It is incorporated under the laws of the State of Delaware and its principal place of business is Chicago, Illinois.

2. Defendant Norman H. Nie ("Nie") was Chairman of the Board of Directors of SPSS. He resigned from SPSS's board of directors on January 3, 2008. He resides in California.

3. Defendant C. Hadlai (Tex) Hull ("Hull") is an employee of SPSS. He resides in Illinois.

                             VENUE AND JURISDICTION

4. Jurisdiction is proper in this court because this litigation arises under federal law, namely 17 U.S.C. Section 1051 et seq. (Lanham Act). The Court has jurisdiction over this action under 28 U.S.C. Section 1331 (federal question), 28 U.S.C. Section 1338(a) (trademarks), and 28 U.S.C. Section 2201 (Declaratory Judgment Act). In addition, to the extent that aspects of the claim are governed by

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state law, jurisdiction is proper based on 28 U.S.C. Section 1367 (Supplemental
Jurisdiction) because the state law claims are so related to the claims arising under federal law as to form part of the same case and/or controversy.

5. The Court has personal jurisdiction over defendant Nie because he regularly attends meetings of the Board of Directors of SPSS in this district and the subject matter of this suit arises from conduct of Nie and Hull that took place in this district. In addition, the Court has personal jurisdiction over defendant Hull because he resides in this district.

6. Venue is proper in this district under 28 U.S.C. Sections 1391(b) in that defendant Hull resides in this district and a substantial part of the events giving rise to the claim occurred in this district.

                                      FACTS

7. SPSS uses the trademarks "SPSS" and "Statistical Package for the Social Sciences" (the "Trademarks") in its business. SPSS has brought this action for declaratory judgment because an actual, justiciable controversy of sufficient immediacy exists between it and defendants as to the parties' respective rights and obligations under a purported trademark license agreement. Defendants did not disclose the existence of the purported trademark license agreement to the other directors or officers of the Company or prospective shareholders at the time the Company became a public company in 1993 and did not assert any rights under the purported trademark license agreement from 1993 until very recently. Nevertheless, defendants are now claiming to have the right to control SPSS's product design, development, marketing and sales through the trademark license agreement and are threatening to terminate the license agreement, to the detriment of the Company, if the Company does not accede to their directions or pay them $20 million for their purported trademark rights. The Company is compelled to bring this action to

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protect the business interests of the Company and to meet the expectations of its shareholders who reasonably understood, based upon defendants' conduct, as described below, that the Company would be managed by its duly elected directors and officers approved by the directors, and not the two defendants through the operation of an undisclosed trademark license agreement.

8. The Trademarks were initially used beginning in 1968 by a de facto partnership composed of Nie, Hull and an associate named Dale H. Bent ("Bent"). The business of the partnership was the development of computer programs to perform statistical analysis. Bent left the business in 1969. On information and belief, Nie and Hull never used the Trademarks as individuals, but only as part of a business enterprise in which they were partners.

9. In January 1975, Nie and Hull continued their business by forming SPSS, Inc. an Illinois corporation. SPSS, Inc. immediately used the Trademarks in its business without a license from Nie or Hull.

10. At some time between August 1976 and September 1977, Nie and Hull arranged for the execution of a document that purported to be a license agreement between them as individual owners of the Trademarks and SPSS, Inc. as licensee, even though SPSS, Inc. had been using the Trademarks for nearly two years without any purported license. At the time the document was executed, Nie and Hull each owned 50% of the stock of SPSS, Inc. A copy of the purported license agreement is attached hereto as Exhibit 1.

11. On October 7, 1976, Nie and Hull applied for registration of the Trademarks with the U.S. Patent and Trademark Office ("PTO") and represented that "the applicants control, by written license, the nature and quality of the goods to which the mark is applied." The application was signed by Nie and Hull and was dated September 30, 1976.

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12. The purported trademark license agreement was not approved by the Board of
Directors of SPSS, Inc. until September 14, 1977. At that time, Nie and Hull each continued to own 50% of the stock of SPSS, Inc. The license agreement was placed in the files of SPSS, Inc. at some point during 1976 or 1977.

13. On April 11, 1978, based upon the representations made by Nie and Hull, the PTO granted registration of the Trademarks to Nie and Hull as individuals.

14. In May 1993, SPSS Inc., an Illinois corporation, was merged into R&H Delaware Shelf Corporation I, a Delaware corporation, and the surviving entity later changed its name to "SPSS Inc."

15. In August 1993, SPSS Inc. made an initial public offering of common stock ("IPO"). Immediately prior to the IPO, Nie beneficially owned 46% of the common stock of SPSS. Immediately after the IPO, Nie beneficially owned 31% of the Company's common stock. Nie was Chairman of the Board and a principal stockholder of the Company as of the IPO. As a director of SPSS, he signed the registration statement for the IPO, which included the prospectus.

16. The IPO prospectus states in pertinent part: "SPSS(R) and Categories(R) are registered trademarks of the Company." Also, in the prospectus there is a section entitled "Reliance on Third Parties," which purports to list all material license agreements in which the Company is licensee, and a section entitled "Transactions with Norman Nie," which lists material transactions and contracts between Nie and the Company. Neither of these sections of the prospectus discloses the existence of the purported trademark license agreement or describes its terms. Nie and Hull received millions of dollars from the proceeds of the IPO in payment of certain subordinated notes that Nie held through a trust and certain deferred royalties owing to Hull.

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17. In December 1994, the Company made a follow-on public offering which included the sale of 300,000 shares of SPSS common stock beneficially owned by Nie. Like the prospectus for the IPO, the prospectus for the follow-on offering stated in pertinent part: "SPSS(R) and Categories(R) and SYSTAT(R) are registered trademarks of the Company." Also, as in the prospectus for the IPO, the prospectus for this offering included a section entitled "Reliance on Third Parties," which purports to list all material license agreements in which the Company is licensee, and a section entitled "Transactions with Norman Nie," which lists material transactions and contracts between Nie and the Company. Neither of these sections of the prospectus discloses the existence of the purported trademark license agreement or describes its terms. Nie was still Chairman of the Board and a principal shareholder of the Company at the time of the follow-on offering. Nie, as a director of SPSS, signed the registration statement for the follow-on offering which included the prospectus. Nie received millions of dollars of the proceeds of the follow-on offering.

18. Nie and Hull did not disclose to any director or officer of the Company at the time of the IPO or follow-on offering the existence of the purported license agreement or that they believed the license agreement conferred any substantial rights upon them or that they might exercise those rights in the future. At the time of these transactions, the attorney who represented the Company also represented Nie personally.

19. All foreign registrations of the Trademarks have been made in the name of the Company as owner. All trademark disputes with third parties involving the Trademarks have been addressed and resolved by the Company.

20. Nie and Hull never asserted any rights under the purported trademark license agreement from August 1993, when the Company first became a public company, to October 2007. On

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October 9, 2007, Nie through his attorney, for the first time asserted that he had rights under the purported trademark license agreement. See copy of letter from Luther Orton to Jack Noonan, President and Chief Executive Officer of the Company, dated October 9, 2007, a copy of which is attached hereto as Exhibit 2.

21. Since October 9, 2007, Nie has made and continues to make a series of increasingly onerous demands for information and inspection and has threatened and continues to threaten to terminate the purported license agreement if his demands are not met or if he, in his sole discretion, is dissatisfied with any of the Company's products or uses of the Trademarks.

22. Responding to Nie's demands and threats have imposed and continue to impose significant costs on the Company and have delayed and continue to delay the delivery of products to customers. Customers have expressed dissatisfaction with the delay.

23. Nie and Hull's current interpretation of their rights under the purported license agreement gives them sole discretion to decide what products the Company will offer for sale and when products will be delivered. In essence, Nie and Hull are attempting to use the purported license agreement, and the threat to terminate it to the detriment of the Company, as a means to run the Company and/or to extract a payment of millions of dollars from the Company for the assignment of purported rights to the Trademarks. Defendants' conduct is continuing and presents an actual, justiciable controversy of sufficient immediacy to warrant a declaratory judgment as requested herein.

                                CLAIM FOR RELIEF

24. SPSS incorporates by reference the allegations contained in paragraphs 1 through 23, inclusive.

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25. Defendants' misrepresentations, omissions and conduct deceived the Company with respect to the existence, meaning and enforceability of the purported trademark license agreement. The Company reasonably relied upon defendants' misrepresentations, omissions and conduct in deciding to invest millions of dollars into developing SPSS's business and becoming a public company. Defendants have benefited greatly from these investments and from SPSS becoming a public company. Among other things, the Company paid millions of dollars owed to the defendants using the proceeds of the transactions described above in paragraph 15, and Nie received millions of dollars from the proceeds of the transaction described above in paragraph 17 and defendants received millions of dollars from subsequent sales of the Company's stock. Complying with all of defendants' recently asserted demands under the purported trademark license agreement would deprive the Company's board of directors and management of the ability to control the design, development, marketing and sales of the Company's products and would cause significant damage to SPSS and its shareholders. Furthermore, if SPSS were unable to use the Trademarks, the Company would suffer substantial injury. Finally, it would injure the Company and be inequitable to pay defendants for the rights to use the Trademarks when defendants created the impression that the Trademarks could be used exclusively by the Company in perpetuity without the conditions they are now asserting.

26. Accordingly, Nie and Hull should be estopped from enforcing any rights under the purported trademark license agreement under the doctrines of estoppel, acquiescence and laches.

27. SPSS seeks a declaratory judgment from this Court that Nie and Hull are estopped from enforcing any rights under the purported trademark license agreement and that SPSS shall be deemed to have an irrevocable, assignable and exclusive license to use the Trademarks.

                                PRAYER FOR RELIEF

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     WHEREFORE, SPSS respectfully requests that the Court enter judgment according to the declaratory relief sought; award SPSS its costs in this action and enter such other further relief to which SPSS may be entitled as a matter of law or equity, or which the Court determines to be just and proper.

                                        SPSS INC.


                                        By: s/ Robert J. Kriss
                                            ------------------------------------
                                            One of Its Attorneys

Robert J. Kriss
Edward H. Williams
Thomas V. Panoff
Daniel K. Storino
MAYER BROWN LLP
71 South Wacker Drive
Chicago, Illinois 60601
Ph: 312-782-0600
Fx: 312-782-7711